CONSULTING AGREEMENT

This Consulting Agreement is entered into between Timothy Miles and Auric Enterprises, Inc.(Client), (the "Agreement") with reference to the following facts.

Client has expressed a desire to enter into this Agreement with Timothy Miles for Timothy Miles to provide consulting services through which Client will become a publicly traded company (the "Services"). Timothy Miles is in the business of providing such services and desires to enter into an Agreement with Client to provide such "Services". This Agreement is for the purpose of defining the services provided and the rights and responsibilities of both parties.


1. SERVICES PROVIDED BY Timothy Miles.

3. Timothy Miles will recommend a structure for Client's entry into the public market. This structure will be approved by Client. The structure will include distribution to shareholders, creditors, and other parties and will include agreed upon capital formation requirements of Client.

4. Timothy Miles will interact with Clients attorney for the preparation of a 504 or similar offering prospectus. If requested, Timothy Miles will use its expertise and contacts to locate a suitable securities attorney to represent client.

5. Timothy Miles will, if requested, arrange to be provided, such accounting services as necessary to complete audits of Client's books in order to proceed with the preparation and filing of the registration.

6. Timothy Miles will locate, if appropriate, suitable individuals to serve as directors of Clients company. These directors will have relevant experience either to Clients industry, accounting or public markets to encourage market support for Clients stock.

7. Timothy Miles will interact with Clients securities attorney for the preparation and filing of a Registration Statement on Form SB2 with the Securities and Exchange Commission (SEC). Securities to be registered in said registration include the stock issued to Timothy Miles, and other such stock as agreed upon by both parties.

8. Timothy Miles will use its contacts and expertise to locate a suitable investor relations firm to represent client and will interact with the firm to cause to be prepared such packaging and promotional materials as Timothy Miles, the investor relations firm and Client deem necessary.

9. Timothy Miles will prepare a form 15c2-11 and coordinate its distribution to the brokerage community at its own expense for the purpose of establishing a market for the stock and arrange a listing on the Over the Counter Market.

10. Timothy Miles agrees to use its expertise and business contacts to locate a suitable broker relations firm to represent Client. Timothy Miles will interact with the broker relations firm for the purpose of developing market support and/or an underwriter for the Client's offering.

11. Timothy Miles agrees interact with the Client's investor relations firm to assure the continued promotion of Client's stock. This promotion will be evidenced by the implementation of a financial relations program created by the IR firm in conjunction with Timothy Miles and Client.

12. Timothy Miles agrees to arrange for the inclusion of the Company in Moody's company listing services or another comparable service for the purpose of expanding the marketability of the stock. Timothy Miles will obtain the application for the Client and assist the Client in preparing the applications.

13. Timothy Miles agrees to provide consulting services on an as needed basis to Client for a period of 1 year from this Agreement. Timothy Miles and will make itself available to render advice to Client concerning but not limited to shareholder relations, market strategy, broker relations and additional capitalization and any other subjects as may fall under the services provided within this contract.

2. RESPONSIBILITIES OF CLIENT

1.	Client agrees to provide Timothy Miles such financial, business
and
other material and information about Client, its products, services, contracts, litigation, patents, trademarks and other such business matters which Timothy Miles may request and which Timothy Miles considers to be important and material information for the completion of this contract.

2.	Client agrees to provide Timothy Miles and/or Client's attorneys
and
accountants all material requested in order to prepare the registration documents. These materials include but are not limited to: articles of incorporation and all amendments thereto, by laws of the corporation, its minutes and resolutions of all shareholders and board of directors meetings, a copy of the share register showing the names, addresses and social security number of shareholders and the dates of issuance and the numbers of shares owned by each shareholder, the names and addresses of all officers and directors of the corporation, a resume for each officer and director of the corporation and audited financial statements providing balance sheets for the two previous years and Statement of Operations for the three previous years.

3.	Client agrees to provide Timothy Miles with monthly financial statements containing Balance Sheets and Profit and Loss statements utilizing "GAP" accounting until the effective date of the registration and the Client also agrees to notify Timothy Miles of any changes in the status or nature of its business, any litigation, or any other developments that may require further disclosure in the registration or other documents.

3. CASH COMPENSATION

Timothy Miles will receive a total fee of $97,500 for the above services rendered. Fee does not include any preapproved expenses incurred by Timothy Miles. $87,500 of the fees are to be paid from the proceeds of the offering.

4. CONVERSION TO EQUITY

Timothy Miles may at its option convert up to $87,500 of its fees into common stock of Client pursuant to a 504 offering.


5. REPRESENTATIONS BY Timothy Miles
Timothy Miles represents warrants and covenants the following:

1.	Timothy Miles will disclose to Client all material facts and circumstances which may affect its ability to perform its undertaking herein.

2.	Timothy Miles will cooperate in a prompt and professional manner with
Client, its attorneys, accountants and agents in the performance of this Agreement.

6. REPRESENTATIONS OF CLIENT

Client represents warrants and covenants the following:

7. Corporation will cooperate fully with Timothy Miles in executing the responsibilities required under this contract so that Timothy Miles may fulfill its responsibilities in a timely manner.

8. Client will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, delay or cause Timothy Miles to perform work not described in this Agreement.

9. Client and each of its subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

10. Client's articles of incorporation and bylaws delivered pursuant to this Agreement are true and complete copies of same and have been duly adopted.

11. Client will cooperate in a prompt and professional manner with Timothy Miles, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.

12. Client represents that no person has acted as a finder or investment advisor in connection with the transactions contemplated in this letter, and Client will indemnify Timothy Miles with respect to any claim for a finders fee in connection with this Agreement. Client represents that no officer, director or stockholder of the company is a member of the NASD, an employee or associated member of the NASD, or an employee or associated person or member of the NASD. Client represents that is separately has disclosed to Timothy Miles all potential conflicts of interest involving officers, directors, principal stockholders and/or employees.

7. CONFIDENTIALITY

Timothy Miles agrees that all information received from Client shall be treated as confidential information and Timothy Miles shall not share such information with any other person or entity, except the SEC, attorneys and accountants, without the express written consent of Client, unless such disclosure clearly will not cause damages to Client.

Client agrees not to divulge each and any named source (lending, institutions, investors, individuals, Brokers, etc.) which have been introduced by Timothy Miles for a period of one year from the execution of this Agreement. Furthermore, Client agrees not to circumvent, either directly or indirectly, the relationship that each Timothy Miles has with said sources.

8. NOTICES

Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after is has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties to this Agreement such notices shall be delivered or sent as follows:

If notice is delivered to         If notice is delivered to
   Timothy Miles.                      to Client
   Little Pond Enterprises         Auric Enterprises, Inc.
   1921 South Downing                 PO Box 7654
   Denver, CO 80210                   Hilton Head, SC 29938

9. ENTIRE AGREEMENT

Neither party has made any representations to the other which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements representations, warranties and agreements made or entered into between the parties to this Agreement.

10. NO ASSIGNMENT

Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party. Should a dispute arise, both parties agree to submit to binding arbitration under the guidelines of the American Arbitration Association or some other mutually agreeable Arbitration Association.

12. WAIVER

The waiver of any provision of this Agreement by either party shall not de deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.



13. SEVERABILITY

If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.

14. AUTHORITY TO ENTER INTO AGREEMENT

The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the Client and Timothy Miles respectively.

Dated this     of February, 1999        Dated this    of February, 1999

                                          Auric Enterprises, Inc.



By /s/ Timothy Miles                      By /s/ Robert Hinchey
   ------------------                       ------------------------
Timothy Miles                              Robert Hinchey, President